Exhibit 10.10
Second Amendment
To
Mistras Group, Inc.
2016 Long-Term Incentive Plan

Background

A.Mistras Group, Inc. (the “Company”), maintains the Mistras Group, Inc. 2016 Long-Term Incentive Plan (the “Plan”).

B.The Plan was originally effective as of October 18, 2016, the date on which it was approve by a majority of the shareholders voting at the Company’s 2016 annual shareholders meeting, and was amendment by Amendment No 1, which was approved on May 19, 2020 by a majority of the Company’s shareholders voting at the Company’s 2020 annual shareholders meeting.

C.The Plan currently limits the number of shares of common stock of the Company (“Stock”) authorized to be issued under the Plan with a vesting period of less than one year to 5% of the shares authorized under the Plan.

D.The Board has determined that it is in the best interest of the Company to amend the Plan to allow shares of Stock to be issued with a vesting period of less than one year only to non-employee directors of the Company, and that any shares issued to non-employee directors of the Company may have a vesting period of less than one year.

Amendment

1.Section 3.4 of the Plan is hereby amended by deleting Section 3.4 in its entirety and replacing it with the following:

d.Minimum Vesting Condition; No Acceleration. Any Award granted hereunder shall provide for a vesting period of at least one year following the date of grant. Notwithstanding the preceding sentence, Awards may be granted hereunder without any such minimum vesting condition; provided that the foregoing exception shall apply solely to Awards granted to non-employee directors of the Company. The Committee shall not have the authority to accelerate the vesting of an Award except (a) in connection with a Participant’s termination of employment on account of death or Disability, or (b) as specifically permitted or required under the terms hereof, including Sections 9.1 and 9.2.
2.Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted by the Board of Directors of the Company and has executed this amendment to the Plan as of December 1, 2020.

Exhibit 10.10

Mistras Group, Inc.

By:	/s/ Michael C. Keefe
Name: Michael C. Keefe
Title: Executive Vice President, General Counsel and Secretary